EXHIBIT 1.01
CONFLICT MINERALS REPORT

Introduction
This Report has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1 to December 31, 2014.
This Report relates to the process undertaken for TASER International, Inc.'s ("TASER" or "the Company" or "we" or "our") products that were manufactured, or contracted to be manufactured, during calendar year 2014 and that contain gold, columbite-tantalite (coltan), cassiterite, wolframite, tantalum, tin, and tungsten (collectively, the “conflict minerals”).
Tin, tungsten, tantalum and/or gold are necessary to the functionality of a variety of TASER's products, including, but not limited to TASER X26P®, TASER X26®, TASER X2®, TASER C2®, TASER M26®, replacement cartridges, AXON flex®, AXON body®, AXON docking stations, and TASER CAM®. Third-party products that the Company retails but that it does not manufacture or contract to manufacture are outside the scope of this report.
When this Report uses the term “conflict-free,” it means the minerals, smelters and refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program.

Company Overview
TASER is a developer and manufacturer of advanced conducted electrical weapons (“CEWs”) designed for use by law enforcement, military, corrections, and private security personnel and by private individuals for personal defense. In addition, the Company has developed full technology solutions for the capture, storage and management of video/audio evidence as well as other tactical capabilities for use in law enforcement.

Conflict Mineral Policy
TASER International supports and respects the protection of internationally proclaimed human rights for all, including the basic human rights of our employees and workers within our supply chain. TASER is committed to respect human rights and fair labor practices.
Coinciding with this commitment, TASER is concerned about human rights violations, labor abuses and environmental degradation, which we understand are occurring in the Democratic Republic of the Congo and adjoining countries (the “DRC region”) as a result of the civil discord there. We understand that the armed groups responsible for the conflict in the DRC region may be directly or indirectly financed by the mining and trade in certain conflict minerals.
As a result of the concern around human rights violations, the U.S. Securities and Exchange Commission ("SEC") adopted final rules to implement reporting and disclosure requirements related to conflict minerals, as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rules require public manufacturing companies to disclose whether the products they manufacture or contract to manufacture contain conflict minerals that are “necessary to the functionality or production” of those products, and to conduct certain diligence and make certain disclosures regarding such minerals. Tin, tungsten, tantalum and gold are necessary to the functionality of a variety of TASER’s products.
Using a documented reasonable process, we work diligently with our direct suppliers to determine the presence and origin of conflict minerals in our supply chain. Recognizing the complexity of this issue, TASER appreciates the need for broad collaboration with all our suppliers in our supply chain throughout this process. In our commitment to conduct our business worldwide with respect for human rights, we:

•	expect our direct suppliers to source materials from suppliers and smelters who also source responsibly, including, but not limited to, from legitimate, conflict-free mines in the DRC region;

•
expect our direct suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to TASER; and

•	reserve the right to verify information received from our suppliers.
Based on the information learned through our continued due diligence efforts, we hope to make important progress toward ensuring responsible mineral sourcing throughout our supply chain, and improved transparency for our investors and customers.

TASER's Conflict Mineral Program

The Company's continuous engagement and accountability is leading to better data that will allow its management to make meaningful changes and decisions with respect to its supply chain. While the majority of conflict minerals contained in the materials supposed to the Company are sourced by our suppliers through smelters or refiners ("SORs") in countries that the Company has determined to be of lower risk of directly or indirectly financing or benefiting armed groups, the Company acknowledges that mineral supplies are still being sourced by our suppliers from smelters and refiners in Central Africa. Rather than entirely avoid this region, the Company is determined to continue making efforts to understand whether the smelters and refiners its suppliers source from in Central Africa have been verified as conflict-free.

The processes implemented in 2014 have yielded meaningful results as compared to 2013. For the 2014 reporting period, the Company identified 244 known SORs of conflict minerals possibly contained in our products, and of those, 59% were verified as being conflict-free, and over 63% have either successfully completed conflict-free audits or are participating in a recognized audit process. The Company remains focused on its due diligence efforts in 2015 to work with our direct suppliers to verify the remaining SORs supplying conflict minerals contained in our products, and if not, considering whether to remove them from our supply chain.

Status of known smelters or refiners	2014	% of Total
Verified conflict-free	144	59%
Participating in a recognized audit process	11	5
Not participating	89	36
Total	244	100%
The table below illustrates the smelters or refiners that were verified as conflict-free or in the process of completing an audit process to be certified, by type of mineral:

Status of known smelters or refiners	2014	% of Total
Tantalum	37 of 38	97%
Gold	64 of 104	62
Tin	31 of 71	44
Tungsten	23 of 31	74
Total	155 of 244	64%
During the due diligence process, the Company identified 35 smelters or refiners with indications of DRC sourcing. The following table illustrates the certification status of these smelters or refiners:

Status of known smelters or refiners in DRC Region	2014	% of Total
Verified conflict-free	31	88%
Participating in a recognized audit process	2	6
Not participating	2	6
Total	35	100%
TASER intends to place increased focus on the smelters or refiners in the DRC region that are currently not participating in a process to become certified as conflict-free, and will make a determination in the 2015 reporting period of whether or not to remove the suppliers sourcing from these SORs from our supply chain.

2014 Due Diligence Efforts
TASER conducted a reasonable country of origin inquiry ("RCOI") and due diligence efforts in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, for the reporting year ending December 31, 2014. Please refer to Rule 13p-1 and Form SD for the definitions of certain terms used in this filing, unless otherwise defined herein. Under these rules, TASER conducted an RCOI to determine whether any of the conflict minerals necessary to the functionality of its products originated in the DRC region or were from recycled or scrap sources.
The good faith due diligence process that TASER undertook was designed in accordance with the Organization for Economic Cooperation and Development (OECD) which provides practical guidance to companies throughout the supply chain on a set of actions that can be taken to ensure responsible due diligence. Aligning with the OECD’s diligence framework, the steps that TASER implemented were as follows:
Step 1: Establish Strong Corporate Management Systems

•
TASER assigned accountability for the compliance efforts to a cross-functional team of legal, supply chain, engineering and finance personnel. The team met periodically throughout the year to develop a strategy for the 2014 conflict minerals campaign.

•
TASER engaged a nationally recognized consulting firm in 2014 that specializes in supply chain intelligence and supplier data collection and analysis services. This consulting firm provided additional resources and expertise to yield a more effective and efficient RCOI as compared to 2013.

•
We notified all of our direct suppliers of our intent to comply with Rule 13p-1 and that we expected them to comply with our country of origin and due diligence inquiries. We also informed these suppliers that our sourcing decisions may change as a result of our due diligence and their cooperation.

•
We updated our listing of all TASER products and their respective raw material inputs. Products for which TASER is not the manufacturer, and therefore is only a third-party reseller, were excluded. These products include holsters, sunglasses, Apple touch devices and promotional items such as t-shirts and hats. We then determined if conflict minerals were within any BOM item for a TASER product. If the answer was “yes,” our engineering personnel then evaluated whether that material was necessary for the functionality of the product.

•
For those products in which conflict mineral(s) were present, a list of direct suppliers who source those components to TASER was gathered (“identified suppliers”). In 2014, 73 identified suppliers were contacted for further information regarding their products as compared to 72 in 2013.

Step 2: Identify and Assess Risk in the Supply Chain

•	To complete our RCOI, we utilized the Conflict-Free Sourcing Initiative's Conflict Minerals Reporting Template ("CMRT"). This template was provided to all 73 identified suppliers.

•
For non-responses, in year one, TASER created a policy of one follow-up request for information. In 2014, this policy was updated to send four reminder communications to non-responsive suppliers. Additionally, non-responsive suppliers were also contacted by telephone. In 2014, we had 21 suppliers who did not comply with our requests for information as compared to 42 in 2013. It is TASER’s goal to continuously improve the response rate from suppliers in our effort to ensure that we are sourcing all materials responsibly.

•
Supplier responses were evaluated for plausibility, consistency and missing data. Additional supplier contacts were attempted to resolve the initial findings to determine whether the responses were reasonable and reliable.

•
For those supply chains with smelters or refiners that are know or thought to be sourcing from the DRC region, additional investigation was conducted to determine the source and chain-of custody of covered metals. The Company relies on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewelry Council Chain-of-Custody Certification.

•
If the SOR was not certified by these internationally-recognized methods, the Company attempted to contact the SORs to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs take to track the chain-of-custody on the source of its mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. Up to three contact attempts were made to SORs to gather information on mine country of origin and sourcing practices.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

•	Work with our directsuppliers to verify all SORs, and attempt to ensure these SORs enroll in third-party audit processes during 2015.

•	Identify and consider, to the extent feasible, alternative suppliers for materials for which the supplier is uncooperative towards our goal of responsibly sourcing conflict minerals.

•	Consider developing chain of custody requirements for all incoming materials containing a conflict mineral.
Step 4: Third-party Audit of Smelter’s/Refiner’s Due Diligence Processes

•
Based on information received through the CFSP or equivalent independent third-party audit programs, as well as a third-party review of publicly available information about identified smelters and refiners, TASER has documented the country of origin information of particular known SORs. The CFSP collects evidence from smelters and refiners demonstrating that responsible sourcing procedures and systems have been implemented. The CFSP works with complementary programs in Central Africa to validate conflict-free mine sites and trade routes. Regional traceability and other third-party programs work with non-governmental organizations, government programs, and the CFSP to improve procedures and systems when incidents occur and they communicate relevant information to program participants as it becomes available. The Company believes that independent third-party audit programs provide a reasonable basis for companies to conclude that smelters and refiners have procedures and systems for determining if the smelters and refiners process conflict minerals that directly or indirectly finance or benefit armed groups.

Risk Mitigation and Future Due Diligence Measures
TASER will continuously strive for improvement in its due diligence measures and plans to take the following steps, among others:

•
Continuing to pressure our direct suppliers and their respective smelters and refiners directly to become verified as having conflict-free sources of conflict minerals, or face the risk of being removed from our supply chain;

•	Continuing to drive our direct suppliers to obtain current, accurate, and complete information about their smelters and refiners of conflict minerals; and

•	Continuing to work with our direct suppliers to help them understand and satisfy the Company's conflict minerals requirements fully.
Determination
Based on the information provided by the Company’s direct suppliers, and the Company's own due diligence efforts with known SORs through December 31, 2014, the Company believes that the SORs listed on Appendix A below may have been used to process the conflict minerals in TASER's products.
Based on these due diligence efforts, TASER does not have sufficient information to conclusively determine the countries of origin of the conflict minerals in its products or whether such conflict minerals in its products are from recycled or scrap sources. However, based on the information provided by the Company’s direct suppliers, SORs, as well as from the CFSI and other sources, the Company believes that the countries of origin of the conflict minerals contained in its products include the countries listed in Appendix B below, as well as recycled and scrap sources.
Of the 244 smelters and refiners of conflict minerals identified for calendar year 2014, 35 smelters or refiners were identified as sources of conflict minerals from the DRC or adjoining countries. Of these 35, 31 were determined CFSP-compliant, and two of the four remaining were preparing to be audited. The final two smelters or refiners have not yet taken steps to prepare for a third-party audit. TASER found no reasonable basis for concluding that the four smelters or refiners either preparing to be audited or not currently preparing for audit, sourced conflict minerals that directly or indirectly finance or benefit armed groups.
TASER has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with the Company's conflict minerals standards, may affect the Company's future determinations under Rule 13p-1.

Appendix A

Subject Mineral	Smelter or Refiner Name	Country of Origin
Gold	Aida Chemical Industries Co. Ltd.	Bolivia, Canada, Japan, Peru, Portugal, Spain
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany, Japan, Thailand
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	China, Mexico, Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Australia, Brazil, South Africa
Gold	Argor-Heraeus SA	Argentina, Chile, China, Hong Kong, Singapore, South Africa, Switzerland
Gold	Asahi Pretec Corporation	Argentina, Australia, Brazil, Canada, Chile, Guinea, Hong Kong, Japan, Mexico, Papua New Guinea, Peru, Singapore, United States
Gold	Asaka Riken Co Ltd	Armenia, Japan, Mexico
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Brazil, Turkey
Gold	Aurubis AG	China, Germany, Hong Kong, United States
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Canada, Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Canada, Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Bolivia, Chile, China, Japan, Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Argentina, Australia, Canada, Chile, DRC- Congo (Kinshasa), Germany, Japan, Peru, Switzerland, United States, Zambia
Gold	Cendres + Métaux SA	Australia, Germany, Switzerland
Gold	Chimet S.p.A.	Australia, Italy, Mexico
Gold	China National Gold Group Corporation	China, Mongolia
Gold	Chugai Mining	Canada, Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Japan, South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	Dowa Mining Co., Ltd.	Canada, Hong Kong, Indonesia, Japan, Mexico, United States
Gold	Eco-System Recycling Co., Ltd.	Bolivia, Canada, Japan
Gold	FSE Novosibirsk Refinery	Italy, Russia
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	Australia, China, Taiwan
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Australia, Austria, Canada, China, Germany, Hong Kong, Jersey, Malaysia, Mozambique, Philippines, South Africa
Gold	Heraeus Ltd. Hong Kong	Australia, Canada, China, France, Germany, Hong Kong, Japan, Laos, Malaysia, Mozambique, Peru, Philippines, Singapore, South Africa, Switzerland, Taiwan, Thailand
Gold	Heraeus Precious Metals GmbH & Co. KG	Australia, Bolivia, Chile, China, Germany, Hong Kong, Jersey, Malaysia, Peru, Switzerland, United States
Gold	Hwasung CJ Co. Ltd	Australia, Canada, Hong Kong, Japan, Mexico, South Korea, United States
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China, Mexico, Mongolia
Gold	Ishifuku Metal Industry Co., Ltd.	Unknown
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China, Japan, United States
Gold	Johnson Matthey Ltd	Australia, Bermuda, Brazil, Canada, China, Jersey, South Africa, United States, Australia, Canada, China, Hong Kong, Malaysia, United States
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Australia, Canada, Japan, Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Chile
Gold	Kazzinc Inc.	Australia, Kazakhstan, Peru
Gold	Kennecott Utah Copper LLC	Japan, United States

Gold	Kojima Chemicals Co., Ltd	Japan
Gold	Korea Metal Co. Ltd	Australia, South Korea
Gold	Kyrgyzaltyn JSC	Australia, Brazil, Kyrgyzstan
Gold	L' azurde Company For Jewelry	Australia, Canada, Japan, Saudi Arabia, Taiwan
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Australia, Brazil, Chile, Hong Kong, India, Japan, Kazakhstan, Peru, Singapore, South Africa, South Korea, United States
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	Brazil, Canada, Chile, China, United States
Gold	Matsuda Sangyo Co., Ltd.	Australia, Canada, China, Hong Kong, Indonesia, Japan, United Kingdom, United States
Gold	Metalor Technologies (Hong Kong) Ltd	Australia, China, Hong Kong, Japan, Peru, Switzerland, United States
Gold	Metalor Technologies (Singapore) Pte. Ltd.	China, Singapore, Switzerland
Gold	Metalor Technologies SA	Canada, China, Hong Kong, Sweden, Switzerland, United Kingdom, United States
Gold	Metalor USA Refining Corporation	Canada, China, Mexico, Switzerland, United States
Gold	Met-Mex Peñoles, S.A.	China, Mexico
Gold	Mitsubishi Materials Corporation	Argentina, Australia, Canada, Chile, Indonesia, Papua New Guinea, Peru
Gold	Mitsui Mining and Smelting Co., Ltd.	Australia, Canada, China, Japan
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Saudi Arabia, Turkey, United Arab Emirates
Gold	Navoi Mining and Metallurgical Combinat	Australia, Canada, Chile, Indonesia, Japan, Peru, United States, Uzbekistan
Gold	Nihon Material Co. LTD	Australia, Canada, Japan, Mozambique
Gold	Ohio Precious Metals, LLC	Brazil, Hong Kong, Indonesia, Japan, Kazakhstan, Philippines, Russia, United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	PAMP SA	Australia, Canada, Hong Kong, Mexico, South Africa, Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Australia, China, Russia
Gold	PT Aneka Tambang (Persero) Tbk	China, Indonesia
Gold	PX Précinox SA	Australia, Canada, Mozambique, Switzerland
Gold	Rand Refinery (Pty) Ltd	Canada, China, DRC- Congo (Kinshasa), Ghana, Guinea, Hong Kong, Mali, Namibia, South Africa, Tanzania
Gold	Royal Canadian Mint	Canada, Chile, Germany, Guyana, Japan, Mexico, Peru, Suriname, Switzerland
Gold	Sabin Metal Corp.	Canada, China, United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	Australia, China, Hong Kong, South Korea
Gold	Schöne Edelmetaal B.V.	Belgium, Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China, Japan, United States
Gold	So Accurate Group, Inc.	China, Thailand, United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Germany, Russia, Taiwan
Gold	Solar Applied Materials Technology Corp.	Canada, China, Hong Kong, Taiwan, United States
Gold	Sumitomo Metal Mining Co., Ltd.	Australia, Canada, Chile, Indonesia, Japan, Peru, United States
Gold	Super Dragon Technology Co., Ltd.	China, Taiwan
Gold	Tanaka Kikinzoku Kogyo K.K.	Australia, Belgium, Canada, Chile, China, Hong Kong, Japan, Malaysia, Mexico, Singapore, South Africa, Switzerland, United Kingdom, United States, Uzbekistan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China, Peru
Gold	Tokuriki Honten Co., Ltd	Australia, Canada, Chile, China, Hong Kong, Japan, Peru, United States

Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	Unknown
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda	Brazil, Japan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Unknown
Gold	United Precious Metal Refining, Inc.	Australia, Belgium, Canada, China, Russia, Thailand, United States
Gold	Valcambi SA	Australia, Hong Kong, Japan, Switzerland, Taiwan
Gold	Western Australian Mint trading as The Perth Mint	Australia, Bolivia, Chile, China, Guinea, Hong Kong, Papua New Guinea, Peru, South Korea
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Brazil, China, Japan, Malaysia
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Australia, Canada, China, Mozambique, Philippines, Switzerland, Thailand
Gold	Zijin Mining Group Co. Ltd	Australia, China, Kyrgyzstan, Mongolia, Peru, Russia, Tajikistan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Australia, Brazil, Canada, China, Russia, Thailand
Tantalum	Conghua Tantalum and Niobium Smeltry	Brazil, China, Ethiopia, India, Niger, Rwanda, Thailand
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.	Bolivia, Brazil, China, Ethiopia, India, Japan, Malaysia, Niger, Nigeria, Rwanda, Thailand
Tantalum	Exotech Inc.	Unknown
Tantalum	F&X Electro-Materials Ltd.	China, Russia
Tantalum	Global Advanced Metals Aizu	Australia, Canada, Japan
Tantalum	Global Advanced Metals Boyertown	Australia, Brazil, Canada, China, Japan, Mozambique, United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Australia, Bolivia, Brazil, Ethiopia, India, Mozambique, Namibia, Rwanda, Sierra Leone, Thailand, Zimbabwe
Tantalum	H.C. Starck GmbH Goslar	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Thailand, United States, Zimbabwe
Tantalum	H.C. Starck GmbH Laufenburg	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Zimbabwe
Tantalum	H.C. Starck Hermsdorf GmbH	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Rwanda
Tantalum	H.C. Starck Inc.	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, United States, Zimbabwe
Tantalum	H.C. Starck Ltd.	Australia, Bolivia, Brazil, Canada, China, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Rwanda, Sierra Leone, Zimbabwe
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Unknown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	Australia, Bolivia, Brazil, China, Ethiopia, India, Mozambique, Namibia, Rwanda, Sierra Leone, United States, Zimbabwe
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China, DRC- Congo (Kinshasa)
Tantalum	KEMET Blue Metals	Burundi, Mexico, Mozambique, Niger, Nigeria, Rwanda
Tantalum	Kemet Blue Powder	Burundi, China, DRC- Congo (Kinshasa), Mexico, Mozambique, Niger, Nigeria, Rwanda, United States
Tantalum	King-Tan Tantalum Industry Ltd	China, Ethiopia
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Unknown
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Chile
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Australia, Brazil, Burundi, China, Ethiopia, Malaysia, Mozambique, Niger, Nigeria, Rwanda, Switzerland
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China, Peru, Russia

Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Metal Works	Unknown
Tantalum	Taki Chemicals	Brazil, Japan
Tantalum	Telex	Kazakhstan, Russia, United States
Tantalum	Ulba	Australia, Belarus, Brazil, Burundi, Canada, China, DRC- Congo (Kinshasa), Ethiopia, Japan, Kazakhstan, Mozambique, Russia, Rwanda, United States, Zimbabwe
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	Brazil, Burundi, China, DRC- Congo (Kinshasa), Japan, Kazakhstan, Malaysia, Niger, Nigeria, Russia, Rwanda
Tin	Alpha	Chile, China, Jersey, Peru, Spain, Taiwan, Thailand, United States
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	Australia, Brazil, Canada, China, DRC- Congo (Kinshasa), Japan
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Australia, Brazil, Peru
Tin	CV Gita Pesona	Unknown
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	China
Tin	CV Serumpun Sebalai	Brazil, Malaysia, United States, Uzbekistan
Tin	CV United Smelting	China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Peru
Tin	Empresa Metallurgica Vinto	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Germany, Indonesia, Malaysia, Peru, Russia
Tin	Estanho de Rondônia S.A.	Brazil, Taiwan
Tin	Fenix Metals	Brazil, Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Bolivia, Brazil, Canada, China, Indonesia, Japan, Peru
Tin	Gejiu Zi-Li	Brazil, China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	Bolivia, China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China, India, Japan
Tin	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Australia, Bolivia, Brazil, Canada, Chile, China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Niger, Nigeria, Peru, Portugal, Rwanda, Spain, Switzerland, Thailand
Tin	Materials Eco-Refining CO.,LTD	Japan
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium, China, DRC- Congo (Kinshasa), Malaysia, Peru, Russia, Thailand
Tin	Mineração Taboca S.A.	Brazil, Thailand
Tin	Minsur	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Rwanda, Switzerland, Thailand, United States
Tin	Mitsubishi Materials Corporation	China, Indonesia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Kazakhstan, Peru, Philippines, Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	China, Philippines, Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Bolivia, Brazil, Canada, China, Malaysia, Peru, Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Peru, Philippines, Russia, Thailand
Tin	PT Alam Lestari Kencana	Australia, Indonesia
Tin	PT Artha Cipta Langgeng	Bolivia, Brazil, China, Germany, Indonesia, Malaysia
Tin	PT Babel Inti Perkasa	Indonesia, Peru
Tin	PT Babel Surya Alam Lestari	China
Tin	PT Bangka Kudai Tin	China, Indonesia
Tin	PT Bangka Putra Karya	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru
Tin	PT Bangka Timah Utama Sejahtera	Brazil, China, Indonesia

Tin	PT Bangka Tin Industry	Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Bukit Timah	Australia, Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Russia
Tin	PT DS Jaya Abadi	Australia, Bolivia, Brazil, Canada, China, Indonesia, Japan, Malaysia, Mozambique, Peru, Poland, Russia
Tin	PT Eunindo Usaha Mandiri	China
Tin	PT Fang Di MulTindo	Unknown
Tin	PT HP Metals Indonesia	Bolivia, China, Malaysia
Tin	PT Justindo	Australia, Brazil, China
Tin	PT Karimun Mining	Unknown
Tin	PT Koba Tin	Bolivia, Brazil, Canada, China, Indonesia, Japan, Malaysia, Peru, Portugal, Russia, Spain, Taiwan, Thailand
Tin	PT Mitra Stania Prima	Bolivia, Brazil, Chile, China, Indonesia, Mexico, Russia
Tin	PT Panca Mega Persada	Unknown
Tin	PT Pelat Timah Nusantara Tbk	Bolivia, Brazil, Burundi, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Niger, Nigeria, Rwanda
Tin	PT Prima Timah Utama	United States
Tin	PT Refined Banka Tin	China, Indonesia
Tin	PT Sariwiguna Binasentosa	United States
Tin	PT Seirama Tin investment	Unknown
Tin	PT Stanindo Inti Perkasa	Australia, Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Mozambique, Peru
Tin	PT Sumber Jaya Indah	China
Tin	PT Tambang Timah	Brazil, Canada, Chile, China, France, Indonesia, Malaysia, Peru, Thailand, United States
Tin	PT Timah (Persero), Tbk	Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), India, Indonesia, Malaysia, Peru, Thailand
Tin	PT Tinindo Inter Nusa	Belgium, China, Indonesia
Tin	PT Tommy Utama	Unknown
Tin	PT Yinchendo Mining Industry	Brazil, China
Tin	RUI DA HUNG	China, Japan, Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Thaisarco	Australia, Bolivia, Brazil, Canada, Chile, China, DRC- Congo (Kinshasa), Indonesia, Japan, Malaysia, Morocco, Myanmar, Peru, Poland, Portugal, Rwanda, Thailand
Tin	VQB Mineral and Trading Group JSC	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil, China, Germany, Peru, Thailand
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Company Limited	Angola, Australia, Belgium, Bolivia, Brazil, Canada, China, DRC- Congo (Kinshasa), Ethiopia, Germany, Hong Kong, Indonesia, Malaysia, Peru
Tungsten	A.L.M.T. Corp.	Australia, Canada, China, Japan, Peru, Portugal, Spain, Taiwan, United States
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Canada, China, Peru, Russia, Thailand
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Australia, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Bolivia, Canada, China, Peru, Portugal, Spain
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Bolivia, China, Russia
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	Bolivia, Canada, China, Peru, Portugal, Spain, United States
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Canada, China, Russia, Thailand
Tungsten	H.C. Starck GmbH	Australia, Bolivia, Brazil, Canada, China, Estonia, Ethiopia, Germany, India, Japan, Mozambique, Namibia, Peru, Portugal, Russia, Rwanda, Sierra Leone, Spain, Thailand, United States, Zimbabwe
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Unknown
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China, Japan
Tungsten	Japan New Metals Co., Ltd.	Canada, China, Russia, Thailand
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	Bolivia, China, Portugal, Russia, United States
Tungsten	Kennametal Huntsville	Bolivia, China, United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	China, Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	China, United States, Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Australia, Austria, China
Tungsten	Wolfram Company CJSC	Brazil, Canada, China, Ethiopia, India, Niger, Russia, Rwanda, Thailand, United States
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Australia, Bolivia, Brazil, Burundi, Canada, China, Malaysia, Mexico, Niger, Nigeria, Russia, Rwanda, Spain, Thailand
Tungsten	Xiamen Tungsten Co., Ltd.	Australia, Bolivia, Brazil, Canada, China, Germany, Japan, Mexico, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Spain, Thailand, United States, Vietnam
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

APPENDIX B

Angola	Mozambique
Argentina	Myanmar
Armenia	Namibia
Australia	Netherlands
Austria	Niger
Belarus	Nigeria
Belgium	Papua New Guinea
Bermuda	Peru
Bolivia	Philippines
Brazil	Poland
Burundi	Portugal
Canada	Russia
Chile	Rwanda
China	Saudi Arabia
DRC- Congo (Kinshasa)	Sierra Leone
Estonia	Singapore
Ethiopia	South Africa
France	South Korea
Germany	Spain
Ghana	Suriname
Guinea	Sweden
Guyana	Switzerland
Hong Kong	Taiwan
India	Tajikistan
Indonesia	Tanzania
Italy	Thailand
Japan	Turkey
Jersey	United Arab Emirates
Kazakhstan	United Kingdom
Kyrgyzstan	United States
Laos	Unknown
Malaysia	Uzbekistan
Mali	Vietnam
Mexico	Zambia
Mongolia	Zimbabwe
Morocco